SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2004

METASOLV, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Tennyson Parkway, Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (972) 403-8300

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit Number	Description

99.1	Text of Press Release dated April 28, 2004.

ITEM 9. REGULATION FD DISCLOSURE

On April 28, 2004, MetaSolv, Inc. issued a press release announcing the following board of director changes: the appointment of John E. Berndt as chairman of the board of directors; the retirement of James P. Janicki as executive chairman of its board of directors, director and chief software architect; and the termination of the board position of lead outside director, with the previous lead outside director John W. White continuing in his role as a director of the Company. A copy of the press release is filed herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

Date: April 28, 2004	By:	/s/ Jonathan K. Hustis

Jonathan K. Hustis Secretary Duly Authorized Officer on behalf of the Registrant

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